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                                                                 EXHIBIT 10.13.3



                                THIRD AMENDMENT

This Third Amendment (the "Third Amendment") is made and entered into as of the 30th day of December, 1996, by and between ZML - Sterling Plaza Limited Partnership ("Landlord") by its agent, Equity Office Holdings, L.L.C., a Delaware limited liability company, and Brigham Oil & Gas, L.P. a Delaware Limited Partnership ("Tenant").


                                   WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 21st day of May 1992 currently containing approximately 15,017 rentable square feet of space described as Suite No(s). 1616 and 1625 on the 16th floor(s) ("Original Premises") of the building commonly known as Sterling Plaza and the address of which is 5949 Sherry Lane, Dallas, Texas (the "Building"), which lease has been previously amended or assigned by instrument(s) dated April 1, 1993, May 12, 1993, April 8, 1994 and June 29, 1994 (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space consisting of approximately 907 rentable square feet on the 16th floor of the Building shown on Exhibit A hereto (the "Expansion Space") be added to the Premises and that the Lease be appropriately amended (the Original Premises and Expansion Space are sometimes collectively referred to as the "Premises"), and Landlord is willing to do the same on the terms and conditions set forth below;

C. WHEREAS, the Lease by its terms shall expire on May 31, 1997, ("Prior Termination Date"), and the parties desire to extend the Lease, all on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         I. EXPANSION. Effective as of the Expansion Effective Date (as hereinafter defined), the Premises is increased from 15,017 rentable square feet on the 16th floor(s) to 15,924 rentable square feet on the 16th floor(s) by the addition of the Expansion Space. The lease term for the Expansion Space shall commence on the Expansion Effective Date and end on the Extended Termination Date (as hereinafter defined). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Premises.

         A.       The Expansion Effective Date shall be November 15, 1996.

         B. The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason (other than delays by Tenant), including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Extended Termination Date (as hereinafter defined) under the Lease shall not be similarly extended.

         II. EXTENSION. The Lease Term is hereby modified from five (5) years, zero (0) months, and zero (0) days expiring on May 31, 1997 ("Prior Termination Date") to five (5) years, three (3) months, and zero (0) days ("Extended Lease Term") expiring on August 31, 1997 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term."

         III.     MONTHLY RENTAL INSTALLMENTS.

         A. ORIGINAL PREMISES THROUGH PRIOR TERMINATION DATE. The Monthly Rental Installments and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the Prior Termination Date.


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         B.       ORIGINAL PREMISES FROM AND AFTER EXTENSION DATE.  As of the
         Extension Date, the schedule of Monthly Rental Installments of Basic Rental payable with respect to the Original Premises for the Extended Lease Term is the following:

         Tenant shall pay Landlord the sum of Sixty-Nine Thousand Four Hundred Fifty-Three and 63/100 Dollars ($69,453.63) as Basic Rental for the Original Premises for the Extended Term in three (3) monthly installments as follows:

         (i). Three (3) equal installments of $23,151.21 each payable on or before the first day of each month during the period beginning June 1, 1997 and ending August 31, 1997.

                  All such Basic Rental shall be payable by Tenant in accordance with the terms of Article 3. of the Lease.

         C. EXPANSION SPACE FROM EXPANSION EFFECTIVE DATE THROUGH EXTENDED TERMINATION DATE. As of the Expansion Effective Date, the schedule of Monthly Rental Installments of Basic Rental payable with respect to the Expansion Space for the balance of the Lease Term and the Extended Lease Term is the following:

                  Tenant shall pay Landlord the sum of Thirteen Thousand Two Hundred Eighty Three and 76/100 Dollars ($13,283.76) as Base Rental for the Extended Term in ten (10) monthly installments as follows:

         (i). One (1) installment of $699.15 payable on or before November 15, 1996 for the period beginning November 15, 1996 and ending November 30, 1996.

         (ii). Nine (9) equal installments of $1,398.29 each payable on or before the first day of each month during the period beginning December 1, 1996 and ending August 31, 1997.

         All such Basic Rental shall be payable by Tenant in accordance with the terms of Article 3. of the Lease.

         IV. TENANT'S PRO RATA SHARE. For the period commencing with the Expansion Effective Date and ending on the Extended Termination Date, Tenant's pro rata share for the Expansion Space is three tenths percent (0.3%).

         V.       EXPENSE ESCALATION.

                  A. ORIGINAL PREMISES FOR THE EXTENDED TERM. For the period commencing with the Extension Date and ending on the Extended Termination Date,

                           (i). Tenant shall pay any increases in Operating Expenses in accordance with Article 4. of the Lease.

                  B. EXPANSION SPACE FROM EXPANSION EFFECTIVE DATE THROUGH EXTENDED TERMINATION DATE. For the period commencing with the Expansion Effective Date and ending on the Extended Termination Date,

                           (i). Tenant shall pay any increases in Operating Expenses in accordance with Section 4. of the Lease with respect to the Expansion Space.

         VI.      IMPROVEMENTS TO EXPANSION SPACE.

                  A. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

         VII. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that the Lease shall be amended in the following additional respects:



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                  A.       Parking.  Effective on or after the Expansion
                  Effective Date and upon request by Tenant, Landlord shall provide Tenant three (3) additional unreserved parking spaces in the Building's garage. Tenant shall pay $135.00 (plus applicable tax) per month for said three (3) unreserved spaces.

                  B. The first sentence of Section 39., Renewal Option. of the Lease is hereby deleted in its entirety and the following substituted therefor:

                  "If Tenant has not exercised the One Year Renewal Option contained in the Third Amendment to the Lease and if, at the end of the Primary term of this Lease the Tenant is not in default of any of the terms, conditions or covenants of the Lease, Tenant, but not any assignee or subtenant of Tenant unless affiliate company or if otherwise agreed to in writing, is hereby granted an option to renew this Lease for an additional term of 60 months upon the same terms and conditions contained in this Lease with the following exceptions."

                  C.       One Year Renewal Option.

                  1. Tenant shall have the right to extend the Lease Term for an additional period of one year, commencing on the day immediately following the Extended Termination Date of the initial Lease Term and ending on the first anniversary of the Termination Date (the "One Year Renewal Term"), if:

                                    a.      Landlord receives notice of exercise
                                    (the "One Year Renewal Notice") not later than November 15, 1996, which notice shall specify which option is being exercised, and

                                    b.      Tenant is not in default under the
                                    Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

                                    c.      Not more than 10% of the Premises is
                                    sublet at the time that Tenant delivers its One Year Renewal Notice or at the time Tenant delivers its Binding Notice; and

                                    d.      The Lease has not been assigned
                                    prior to the date that Tenant delivers its One Year Renewal Notice or prior to the date Tenant delivers its Binding Notice; and

                                    e.      Tenant executes and returns the
                                    Renewal Amendment (hereinafter defined)
                                    within fifteen (15) days after its
                                    submission to Tenant.

                  2. The initial Base Rental rate per rentable square foot for the Premises during the One Year Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

                  3. Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rental rate for the Premises for the One Year Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the applicable Base Rental rate for the One Year Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such thirty (30) day period, Tenant's One Year Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall


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                  work together in good faith to agree upon the Prevailing
                  Market Base Rental rate for the Premises during the One Year Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rental rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant's One Year Renewal Option shall be null and void and of no force and effect.

                  4. If Tenant is entitled to and properly exercises its One Year Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rental, Lease Term, Extended Termination Date and other appropriate terms. The Renewal Amendment shall be:

                           a. sent to Tenant within a reasonable time after receipt of the One Year Renewal Notice; and

                           b. executed by Tenant and returned to Landlord in accordance with paragraph C.1.e. above.

                  5. For purposes hereof, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in Preston Center, Dallas, Texas area. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate and parking charges from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

VIII.    MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment or the Lease.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. Under no circumstances shall this Amendment be deemed to grant Tenant any further right to expand the Premises or extend the Lease, provided, however, any such additional rights specifically provided Tenant in the Lease are not hereby relinquished or waived.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.


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         E.       The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F.       Deleted.

         G. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Sam Hocker with Grubb & Ellis Company in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

         H. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.4113 AND 42.015 OF THE TEXAS TAX CODE.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESSES; ATTESTATION               LANDLORD:  ZML - Sterling Plaza Limited
                                                  Partnership

                                     BY:      EQUITY OFFICE HOLDINGS, L.L.C., as
                                              Agent

  /s/ Pat Washington                 By:   /s/ Kim V. Koehn
---------------------------             ----------------------------------------
                                               Kim V. Koehn
  Pat Washington                                  SVP
---------------------------
                                     TENANT:  Brigham Oil & Gas, L.P.,
                                              a Delaware Limited Partnership

  /s/                                By:      /s/ Anne L. Brigham
---------------------------             ----------------------------------------
  /s/                                Its:     Executive Vice President
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